Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

High Plains Broadcasting Operating Company LLC and Newport Television LLC Stations in Binghamton, NY; Elmira, NY; Jackson, TN; Little Rock, AR; Memphis, TN; Salt Lake City, UT; Syracuse, NY; and Watertown, NY; along with Inergize Digital and the New York Hub Operating Divisions (“The Combined Group”)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

The Combined Group

COMBINED BALANCE SHEETS

(In thousands)

	September 30,		December 31,
	2012		2011
	(Unaudited	)
Current Assets
Accounts receivable, less allowance of $360 and $389 at September 30, 2012 and December 31, 2011, respectively	$15,002		$18,461
Program rights	4,776		3,778
Prepaid expenses and other assets	524		722

Total current assets	20,302		22,961
Property and Equipment
Land, buildings and improvements	13,934		13,802
Towers, transmitters and studio equipment	52,681		53,373
Furniture and other equipment	4,338		4,227
Construction in progress	625		246

	71,578		71,648
Less accumulated depreciation	27,950		23,566

	43,628		48,082
Intangible Assets
Definite-lived intangibles, net of accumulated amortization of $2,327 and $1,946 at September 30, 2012 and December 31, 2011, respectively	2,210		2,590
Indefinite-lived intangibles - licenses	73,966		73,966
Goodwill	18,421		18,421
Other Noncurrent Assets
Program rights	1,628		2,305
Other noncurrent assets	1,197		1,249

Total assets	$161,352		$169,574

Current Liabilities
Accounts payable	$1,256		$2,733
Accrued expenses	2,263		2,281
Program rights payable	6,981		6,291
Other current liabilities	13		62

Total current liabilities	10,513		11,367
Noncurrent Liabilities
Program rights payable	2,476		3,565
Other noncurrent liabilities	7		18

Total liabilities	12,996		14,950
Commitments and contingencies
Owners’ Equity	148,356		154,624

Total liabilities and owners’ equity	$161,352		$169,574

The accompanying notes are an integral part of these combined financial statements.

The Combined Group

COMBINED STATEMENTS OF INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net revenue	$25,008	$23,505	$75,929	$71,742
Operating expenses
Direct operating expenses	7,895	9,237	23,979	25,313
Selling, general & administrative expenses	7,901	7,827	24,624	24,004
Corporate expense allocation	1,364	805	3,239	2,505
Depreciation & amortization	1,842	1,776	5,576	5,389
Loss on disposal of property and equipment	156	726	529	886

Operating income	5,850	3,134	17,982	13,645
Other expense
Equity in losses of nonconsolidated affiliates	(107)	(103)	(304)	(309)

Income before income taxes	5,743	3,031	17,678	13,336
Income taxes	74	74	222	222

Net income	$5,669	$2,957	$17,456	$13,114

The accompanying notes are an integral part of these combined financial statements.

The Combined Group

COMBINED STATEMENT OF CHANGES IN OWNERS’ EQUITY

(In thousands)

(Unaudited)

Owners’ Equity
Balance at December 31, 2011	$154,624
Net income	17,456
Net distribution to owners	(23,724)

Balance at September 30, 2012	$148,356

The accompanying notes are an integral part of these combined financial statements.

The Combined Group

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2012	2011
Cash flows from operating activities
Net income	$17,456	$13,114
Reconciling items
Depreciation and intangible amortization	5,576	5,389
Amortization of program rights	3,613	5,363
Provision for doubtful accounts	116	107
Equity in losses of nonconsolidated affiliates	304	309
Loss on disposal of property and equipment	529	886
Payments for program rights	(4,334)	(4,643)
Changes in operating assets and liabilities
Accounts receivable	3,343	1,324
Prepaid expenses and other assets	(54)	(567)
Accounts payable, accrued expenses and other liabilities	(1,555)	(2,378)

Net cash provided by operating activities	24,994	18,904
Cash flows from investing activities
Purchases of property and equipment	(1,277)	(3,033)
Proceeds from sale of property and equipment	7	—

Net cash used in investing activities	(1,270)	(3,033)
Cash flows from financing activities
Net distributions to owners	(23,724)	(15,871)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

Supplemental cash flow information:
Cash paid for taxes	$222	$222

The accompanying notes are an integral part of these combined financial statements.

The Combined Group

NOTES TO COMBINED FINANCIAL STATEMENTS

September 30, 2012 and 2011

(Unaudited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Basis of presentation and nature of business

Newport Television LLC (a wholly owned subsidiary of Newport Television Holdings LLC, which is a wholly owned subsidiary of Newport TV Holdco LLC, hereafter referred to as “Newport”) owns and operates television stations across the United States of America. Newport is a party to a shared services agreement and a joint sales agreement providing certain sales, operational, and administrative services to High Plains Broadcasting, Inc. and its subsidiaries (“High Plains”). High Plains is a variable interest entity which is consolidated into the Newport financial statements.

On July 18, 2012, Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) entered into asset purchase agreements to purchase substantially all of the assets (excluding working capital) of 22 television stations owned by Newport and High Plains, including 10 stations distributed as digital multicast stations, Newport’s New York Hub service center and Inergize Digital for $285.5 million (the “Transactions”). The 22 television stations are located in the following markets: Binghamton, New York; Elmira, New York; Jackson, Tennessee; Little Rock, Arkansas; Memphis, Tennessee; Salt Lake City, Utah; Syracuse, New York; and Watertown, New York (“The Combined Group”). The Nexstar transaction includes the assets of these markets except for Little Rock, Arkansas, which is to be sold to Mission, an independently-owned variable interest entity included in the consolidated financial statements of Nexstar. The transactions are expected to close upon receipt of regulatory approval.

These combined financial statements represent the 22 stations, including 10 stations distributed as digital multicast stations, Newport’s New York Hub service center and Inergize Digital which are all included in the above transactions with Nexstar and Mission. These stations are affiliated with four major networks, including five ABC stations, two NBC stations, two FOX station, and four CW stations. These stations reach approximately 2.9 million homes weekly and cover 2.4% of the television households in the United States. These stations operate in demographic market areas as defined by AC Nielsen ranging in rank from 33rd to 177th.

A significant source of programming for ABC, NBC, FOX, and CW affiliated television stations are their respective networks, which produce and distribute programming in exchange for commitments to air the programming at specified times and for commercial announcement time during the programming. Another source of programming is provided to each station by selecting and purchasing syndicated television programs. The stations compete with other television stations within each market for these programming rights. The majority of the stations produce local news programming.

The accompanying financial statements and related notes present the combined financial position, results of operations and cash flows of The Combined Group and reflect allocations of the cost of certain services provided by Newport for treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services. Management believes the allocation methodologies are reasonable. All credit facilities are recorded by Newport and High Plains at the corporate level and as such, interest and financing activity costs have not been allocated to The Combined Group. Substantially all of the assets of The Combined Group serve as collateral to secure the aforementioned credit facilities.

The Combined Group

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2012 and 2011

(Unaudited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

2.	Principles of combination

The combined financial statements have been derived from the financial statements and accounting records of Newport and High Plains and combine the accounts of the operations previously described. All material intercompany accounts and transactions have been eliminated.

3.	Interim financial statements

The combined financial statements do not include all disclosures normally included with the audited combined financial statements, and accordingly should be read together with the audited combined financial statements for the year ended December 31, 2011. In the opinion of management, the accompanying financial statements contain all adjustments necessary to fairly state the financial position, results of operations, and cash flows of The Combined Group for the periods presented. The interim financial statements are not necessarily indicative of the results to be expected for the full year.

4.	Use of estimates

The preparation of these financial statements requires management to make estimates, judgments, and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Combined Group bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

5.	Subsequent events

The Combined Group evaluated and disclosed subsequent events, if any, through November 15, 2012, which represents the date as of which the financial statements were available to be issued.

NOTE B - RELATED PARTY AND OTHER TRANSACTIONS

Newport provides certain day-to-day management services to The Combined Group. In addition to the day-to-day management of the stations, these services include treasury, payroll, human resources, employee benefit services, legal and related services, and information systems and related information technology services. As part of the treasury services, day-to-day net cash is swept to Newport’s bank accounts. The net cash flow generated by The Combined Group is reflected as distributions to owners in the accompanying financial statements. The costs of these services are prorated to all stations based on the station’s broadcast cash flow and are reflected as corporate expense allocation in the accompanying financial statements. Management believes the allocation methodology is reasonable. Total corporate costs allocated to The Combined Group for the three months ended September 30, 2012 and 2011 were approximately $1.4 million and $0.8 million, respectively, of which $0.1 million in both periods was related to noncash compensation expense for restricted units issued to certain members of the corporate management team. Total corporate costs allocated to The Combined Group for the nine months ended September 30, 2012 and 2011 were approximately $3.2 million and $2.5 million, respectively, of which $0.4 million in both periods was related to noncash compensation expense for restricted units issued to certain members of the corporate management team.

Inergize Digital (a division of Newport) provides website hosting, website development, website content management, website related advertising support and certain sales support services to all Newport stations,

The Combined Group

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

September 30, 2012 and 2011

(Unaudited)

NOTE B - RELATED PARTY AND OTHER TRANSACTIONS - Continued

including those in The Combined Group. Revenues from Newport stations not included in The Combined Group for the three months ended September 30, 2012 and 2011 were $0.9 million for both periods. Revenues from Newport stations not included in The Combined Group for the nine months ended September 30, 2012 and 2011 were $2.8 million and $2.7 million, respectively.

The New York Hub (a division of Newport) provides certain engineering, programming, master control, accounting, and traffic support services to the stations located in New York. This includes all stations located in New York in The Combined Group, as well as other Newport stations located in New York. Revenues from Newport stations not included in The Combined Group for the three months ended September 30, 2012 and 2011 were $0.3 million for both periods. Revenues from Newport stations not included in The Combined Group for the nine months ended September 30, 2012 and 2011 were $0.9 million for both periods.

Newport has a management agreement with its equity partner which owns the majority of the equity interests of Newport. Under this management agreement, Newport is to pay its equity partner an annual management fee based on EBITDA, as defined in the agreement. This expense of $0.7 million and $0.4 million for the three months ended September 30, 2012 and 2011, respectively, and $1.8 million and $1.4 million for the nine months ended September 30, 2012 and 2011, respectively, has not been allocated to The Combined Group.

The Combined Group’s employees are eligible to participate in the Newport 401(k) Plan, a defined contribution plan (the “Plan”). Newport suspended any company match in 2009 and The Combined Group did not recognize any expense related to the Plan for the three months and nine months ended September 30, 2012 and 2011.

Newport is currently self-insured up to certain stop-loss thresholds for health and welfare benefit plans and obtains insurance from various third parties for general liability, property, and casualty insurance. Newport charges The Combined Group premiums based on one or more of the following: number of employees, historical claims, estimates of future claims, administrative costs, and applicable third party insurance premiums. The insurance premiums charged to The Combined Group for the three months ended September 30, 2012 and 2011 were approximately $0.6 million and $0.5 million, respectively. The insurance premiums charged to The Combined Group for the nine months ended September 30, 2012 and 2011 were approximately $1.9 million and $1.7 million, respectively. These expenses are included in the selling, general, and administrative expenses in the accompanying financial statements.